Exhibit 99.1

eLandia Posts Solid First Quarter 2010

Results of Company Restructuring Show in Improved Performance

•	Q1 Revenue: $38.5 million in the first quarter of 2010 versus $30.9 million in the first quarter of 2009 — a 25% increase

•	EBITDA at near break-even: ($201,000) in the first quarter of 2010 versus ($5.3 million) in the first quarter of 2009 — a 96% improvement

•	Net loss reduced dramatically: ($3.2 million) in the first quarter of 2010 compared to ($21.3 million) in the first quarter of 2009 — an 85% decrease

MIAMI, May 17, 2010 (GLOBE NEWSWIRE) — eLandia International, a leading technology enabler in emerging markets, today announced its first quarter results ending March 31, 2010.

eLandia showed improvement in its key metrics, including a 25% growth in revenues over the same quarter last year. Excluding Venezuela, revenues increased 96% over the same quarter last year. eLandia’s operations in Venezuela have been strategically reduced from 42% of the company’s revenues in the first quarter of 2009, to 8.5% of revenues in the first quarter of 2010.

The company continues to drive increased sales and develop growth initiatives in Latin American markets, with a commitment to the region that encompasses a presence in 13 countries. Product and Information and Communications Technology professional services sales have increased in several key markets.

The company improved earnings before interest, taxes, depreciation and amortization, or EBITDA, to nearly break-even, to ($201,000) in the first quarter of 2010 compared to ($5.3 million) loss in the same quarter the previous year, representing a 96% improvement over the prior year.

eLandia reported an 85% decrease in losses compared to the same period in 2009, with a first quarter 2010 net loss of ($3.2 million) on a generally accepted accounting principles (GAAP) basis, compared to a net loss of ($21.3 million) for the first quarter of 2009.

eLandia has been engaged in a restructuring of the company since the latter part of 2009, with a continued focus on transforming the company with a leaner, more efficient structure.

“We are confident that our strategy of streamlining the business during the downturn and our focus on operational excellence, innovation and productivity are driving our momentum and growth in the market,” said Pete Pizarro, Chief Executive Officer for eLandia. “ We believe that we are well-positioned by geography, in our customer segments, and in our key product and services portfolios — as economies in Latin America continue to improve and our customers increase their technology investments.”

As equally aggressive, the company has reduced operating costs with a variety of initiatives, including centralizing “back office” (financial, IT, marketing, legal, human resources) services for global operations, consolidating multiple lease locations in four countries where the company operates, reducing headcount by approximately 300, reducing professional service fees, and decreasing travel.

eLandia has also launched face-to-face collaboration across its global operations with less international travel by increasing its utilization of Cisco TelePresence rooms, which offer collaboration applications and secure video conferencing.

“Our selective investments in strategic sales, marketing, customer support and staff certification allow us to drive sales and develop stronger growth platforms,” Pizarro said. “These initiatives, in combination with our efficiency and cost-cutting measures, are part of the ongoing transformation of the company.”

About eLandia

With more than 3,000 business customers and a presence in 17 countries, eLandia (OTCBB:ELAN - News), and its family of companies deliver an array of information and communications technology services to emerging markets experiencing rapid development, predominantly focusing on Latin America, the Caribbean and the South Pacific. eLandia assists its customers in implementing world-class integrated infrastructure solutions and cutting-edge networking technologies, as well as building highly-qualified local workforces to enable their businesses to transform and integrate into the global economy. For more information, please visit http://www.elandiagroup.com/.

The eLandia logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6150

Presentation of Non-GAAP Information

The terms EBITDA (earnings before interest, income taxes, depreciation and amortization) is a non-GAAP financial measure that the management of eLandia believes is useful to investors in evaluating the Company’s results. This non-GAAP financial measure should be considered in addition to, and not as a replacement for, or superior to, either income from continuing operations, as an indicator of eLandia’s operating performance, or cash flow, as a measure of eLandia’s liquidity. In addition, because EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. eLandia’s management believes that presenting EBITDA as supplemental information helps investors, analysts, and others, if they so choose, in understanding and evaluating eLandia’s operating performance in some of the same manners that management does because EBITDA excludes certain items that are not directly related to eLandia’s core operating performance. eLandia’s management references this non-GAAP financial measure in assessing current performance and making decisions about internal budgets, resource allocation and financial goals. EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. EBITDA has certain limitations in that it does not take into account the impact to eLandia’s statement of operations of certain expenses, including stock-based compensation, amortization of non-cash marketing, amortization of intangibles, depreciation, gains and losses on asset dispositions, asset impairment charges, acquisition-related accounting and one-time items.

This news release and other statements to be made by the Company contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including but not limited to statements relating to projections and estimates of earnings, revenue, cost-savings, expenses, or other financial items; statements of management’s plans, strategies, and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry, or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and “conditional verbs such as “may,” “could,” and “would,” and other similar expressions. Such forward-looking statements reflect management’s current expectations, beliefs, estimates, and projections regarding the Company, its industry and future events, and are based upon certain assumptions made by management. These forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and other factors (many of which are outside the control of the Company) that could cause actual results to differ materially from those anticipated. More information about potential factors that could affect the Company’s business and financial results is included in our filings with the U.S. Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which only reflect the views of the Company’s management as of the date of this press release. Such statements speak only to the date such statements are made and the Company does not undertake to update any forward-looking statements. Reported results should not be considered as an indication of future performance.

Contact:

eLandia

Javier Rodriguez, SVP, Communications & Marketing

305.415.8800

jrodriguez@elandiagroup.com